CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS
EXHIBIT, AND SUCH CONFIDENTIAL PORTIONS IDENTIFIED BY [*] HAVE BEEN OMITTED AND
FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
EXHIBIT 10.15
LOAN PROCESSING AGREEMENT
THIS LOAN PROCESSING AGREEMENT is made and entered into this 28th day in the month of April for the year 2008, by and between OHIO LEGACY BANK, a U.S. company hereinafter referred to as “OLB” and Midwest Mortgage Processing, LLC hereinafter referred to as “MMP”.
WITNESS:
WHEREAS, OLB is licensed and approved to originate and close mortgage loans;
WHEREAS MMP has substantial experience processing mortgage loan applications and is interested in processing mortgage loan applications originated by OLB in accordance with the terms set forth below.
NOW, THEREFORE, the parties hereto agree as follows:
1.	Loan Processing: OLB may submit loan applications it has originated to MMP loan processing. MMP agrees to promptly and diligently process such loan applications in compliance with all applicable laws and regulations. MMP will make every reasonable effort to ensure that all loan applications are fully processed to the extent that OLB’s chosen lender’s requirements are satisfied.

2.	Loan Processing Fees: The OLB understands, and agrees to, the fact that the most mutually desirable method of payment of all fees due MMP, accrued pursuant to the terms of this agreement, is by direct payment by the designated closing agent involved in each transaction. By signing this agreement, OLB pledges its complete support for this stated method of payment of fees due MMP, and further pledges to include MMP’s fee on the “Fee Sheet”, in all cases possible. OLB, MMP further pledges that in cases payment of third party processing fees are restricted it will make said fees readily available to MMP. By signing this agreement, OLB and MMP acknowledge and agree that the processing fee owed MMP hereunder shall be $[ * ] per loan.

3.	MMP shall operate on an exclusive basis and under the supervision of OLB, a service to potential borrowers which offers to provide the ability to qualify for various mortgage products including, but not limited to, first mortgage loans, refinance loans, home equity loans, lines of credit, or other secured loans which may be provided from time to time by or its participating loan Investors. All loans are subject to the quality control standards established by OLB and applicable State and Federal laws. All loans shall be registered with OLB through Internet based software.

4.	Quality Control: OLB maintains a quality control program for Originators, including maintaining at a central location a Loan Quality “Library” of all loans. MMP will assist in the quality control policy and procedures of all loans for OLB and such amendments thereto that are made from time to time.

5.	Compensation: All compensation, fees, rebates, or the like, shall be in accordance with the terms and conditions of the “Compensation Schedule” attached hereto.

6.	Due Diligence: MMP agrees to devote all necessary time, attention, and due diligence for the purpose of enhancing production of Real Estate loans, in order to process quality loans. Associate will assist Clients, Loan Officers, Underwriters, Funders, and others at OLB’s correspondents, in whatever ways needed, in order to insure that the loans processed by MMP become processed, closed and funded in a timely manner. MMP agrees to use due diligence and all best efforts to insure that all information and documents presented to OLB and clients of OLB complete, accurate and true to the best of Associate’s knowledge.

7.	Compliance with Law: MMP agrees not to engage in any acts for which the OLB’s regulating agencies are authorized to revoke or suspend a licensee. MMP has full knowledge and will strictly abide by the

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS
EXHIBIT, AND SUCH CONFIDENTIAL PORTIONS IDENTIFIED BY [*] HAVE BEEN OMITTED AND
FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
current policies, rules, and regulations of H.U.D, F.H.A., V.A., Fannie Mae, Freddie Mac, Ginnie Mae, and other local, State, or Federal Regulatory agencies which may have jurisdiction over OLB, or the duties preformed by MMP.
8.	MMP is responsible for the supervision and control of its employees, and will report to OLB any illegal acts and/or unethical conduct by the employees. MMP will follow the OLB requirements of all Agencies that supervise all transactions submitted on OLB’s behalf. All of MMP’s employees must be aware of the rules and regulations of all governing agencies.

9.	OLB’s OBLIGATION\’S:
(a)	If applicable, facilitate and support the generation of accurate, real-time rate information, as well as specific information about all costs (e.g., closing costs, processing Fees) that Borrower may be asked to pay in connection with a particular loan product.

(b)	Support the download of loan data, product, and Borrowers information from OLB’s and any correspondents from time to time.

(c)	Cooperate with MMP in establishing procedures to allow effective communication between the Borrower, the sites and MMP. OLB shall provide and maintain Email accounts and Internet access for each of its employees, agents, contractors, and/or any other person who works with qualification forms and/or Borrowers on behalf of OLB correspondents.

(d)	Promptly review for accuracy and completeness, all information, site screens, processing and analytical mechanisms submitted to it for review OLB as they relate to loan products and services a report any necessary modifications to OLB.

(e)	Comply with all legal and regulatory requirements applicable to Associates offering of the loan products on the sites and dealing with Borrowers, including, without limitation, federal laws and regulations, such as Truth-in-Lending Act, the Fair Credit Reporting Act, the privacy provisions of the Gramm-Leach-Bliley Act and all applicable state laws and regulations.
10.	Administrative Services Agreement. This Agreement is delivered in connection with the delivery of a certain Administrative Certain Agreement of even date herewith by and between Bank and JMC MARKETING LLC, an Ohio limited liability company, which entity has common ownership with MMP. The parties hereto acknowledge and agree that this Agreement shall terminate contemporaneously with the termination of the Administrative Services Agreement regardless of cause. In the event there is a conflict between this Agreement and the Administrative Services Agreement, the terms of the Administrative Services Agreement shall control.

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS
EXHIBIT, AND SUCH CONFIDENTIAL PORTIONS IDENTIFIED BY [ * ] HAVE BEEN OMITTED AND
FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

OHIO LEGACY BANK, N.A.
By:	/s/ D. Michael Kramer
D. Michael Kramer, President and
Chief Executive Officer

Midwest Mortgage Processing, LLC
By:	/s/ James A. Hinkle
James A. Hinkle, President and
Chief Executive Officer

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